UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K /A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     June 30, 2010

ATHENA SILVER CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	_000-51808	90-0158978
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

2010 A Harbison Drive # 312, Vacaville, CA  95687
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:   (707)  884-3766

______________________________________________________

(Former name or former address, if changed since last report)

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBGLIATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

        Effective June 30, 2010, the Board of Directors of Athena Silver Corporation (the “Company”) issued two separate Promissory Notes evidencing certain loan(s) by John C. Power (“Power Note”) and by John D. Gibbs (“Gibbs Note”) each Promissory Note in the original principal amount of $25,000.

        Interest will accrue on the outstanding balance of the Power Note at 6% per annum beginning June 30, 2010.  Interest shall accrue on the Gibbs Note at the rate of 6% per annum on the amount of $17,000 from May 20, 2010 until paid; and, on the amount of $8,000 from June 30, 2010 until paid.  Both Promissory Notes are due in full on or before December 31, 201 1 ..

        The Promissory Notes are unsecured.

ITEM 9.01:     FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibit

Item	Title

99.1	Promissory Note dated June 30, 2010 to John C. Power
99.2	Promissory Note dated June 30, 2010 to John D. Gibbs

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Athena Silver Corporation

Date: July 30, 2010	By: ___/s/ John C. Power_____ John C. Power, President

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